Exhibit 99.1

TUCOWS REPORTS TWELFTH CONSECUTIVE QUARTER OF PROFITABILITY AND FIFTEENTH CONSECUTIVE QUARTER OF POSITIVE CASH FLOW FROM OPERATIONS

– Financial performance in the second quarter underscores momentum in business –

TORONTO – August 3, 2005 – Tucows Inc. (OTCBB: TCOW) today reported continued strong results for the second quarter of fiscal 2005, ended June 30, 2005.

Highlights for the second quarter included:

•                  A 13% year-over-year increase in net revenue to $12.0 million, the Company’s second highest quarterly revenue;

•                  Income from operations of $0.4 million;

•                  Cash flow from operations of $1.5 million;

•                  Net income of $0.5 million, the Company’s twelfth consecutive quarter of profitability; and

•                  An 11% year-over-year increase in deferred revenue to a record $36.6 million.

“We continue to be successful in the execution of our strategy to build upon our dominant position in the wholesale domain market by adding higher margin services that address high growth segments of the Internet such as blogging,” said Elliot Noss, President and Chief Executive Officer, Tucows Inc. “Moving forward, in addition to pursuing continued growth in our domain business, we are focused on generating sales from our new ancillary services, to grow their contribution to both revenue and gross margin.”

Summary Financial Results
(Numbers in Thousands, Except Per Share Data)

	Three Months Ended June 30, 2005	Three Months Ended June 30, 2004	Six Months Ended June 30, 2005	Six Months Ended June 30, 2004
Net Revenue	12,002	10,639	23,804	20,814
Income from Operations	411	623	624	735
Net Income	507	666	950	815
Net Income/Share	0.01	0.01	0.01	0.01
Cash Flow from Operations	1,475	1,396	2,130	1,963

Net revenue for the second quarter of fiscal 2005 increased 13% to $12.0 million from $10.6 million for the second quarter of fiscal 2004. This increase was the result of both a higher number of domain name registrations and a higher contribution from ancillary services.

Income from operations for the second quarter of fiscal 2005 was $0.4 million compared to $0.6 million for the corresponding quarter last year.  Income from operations for the second quarter of fiscal 2005 included a decrease in the gain on foreign exchange of $102,000 compared to the second quarter of fiscal 2004.  In addition, net income from operations for the second quarter of fiscal 2005 included expenses of $100,000 related to a severance payment and $64,000 related to incremental professional fees and outside contractors.

Net income for the second quarter of fiscal 2005 was $0.5 million, or $0.01 per share, compared with $0.7 million, or $0.01 per share, for the second quarter of fiscal 2004.

Deferred revenue at the end of the second quarter of fiscal 2005 was $36.6 million, an increase of

11% from $33.0 million at the end of the second quarter of fiscal 2004 and an increase of 10% from $33.3 million at the end of the first quarter of fiscal 2005.

Cash, short-term investments and restricted cash at the end of the second quarter of fiscal 2005 was $15.8 million compared to $12.3 million at the end of the second quarter of fiscal 2004 and $15.0 million at the end of the first quarter of fiscal 2005. The increase over the first quarter of fiscal 2005 is primarily the result of positive cash flow from operations for the second quarter of this year of $1.5 million.

Conference Call

Tucows will host a conference call today, Wednesday, August 3, 2005, at 5:00 p.m. (ET) to discuss the company’s second quarter fiscal 2005 results. To access the conference call via the Internet go to www.tucowsinc.com, and click on “Investor Relations.”

For those unable to join the conference call at the scheduled time, it will be archived for replay both by telephone and via the Internet beginning approximately one hour following completion of the call. To access the archived conference call by telephone, dial 1-800-408-3053 or 416-695-5800 and enter the pass code 3159569. The telephone replay will be available until Wednesday, August 10, 2005, at midnight. To access the archived conference call via the Internet, go to www.tucowsinc.com and click on “Investor Relations.”

About Tucows

Tucows Inc. is a provider of Internet services and downloadable software through a global distribution network of more than 6,000 service providers.  These service providers primarily consist of web hosting companies, Internet service providers and providers of other services over the Internet. Tucows’ services include domain registration services, digital certificates, billing, provisioning and customer care software solutions, email and anti-spam services, blogware and website building tools.  Tucows is an accredited registrar with the Internet Corporation for Assigned Names and Numbers, or ICANN, and generates revenue primarily through the provision of domain registration and other Internet services to service providers who offer such services to their own customers in a process known as wholesale distribution.  For more information, please visit: www.tucowsinc.com

Contact:
Hilda Kelly

Investor Relations Resource

Tucows Inc.

416-538-5493
ir@tucows.com

TUCOWS is a registered trademark of Tucows Inc. or its subsidiaries. All other trademarks and service marks are the properties of their respective owners.

Tucows Inc.

Consolidated Balance Sheets

(Dollar amounts in U.S. dollars)

	June 30,	December 31,
	2005	2004

Assets

Current assets:
Cash and cash equivalents	$8,037,839	$13,914,988
Short-term investments	7,771,453	—
Restricted cash (note 1)	—	460,398
Accounts receivable	1,271,059	1,111,082
Prepaid expenses and deposits	1,638,271	2,156,702
Prepaid domain name registry and ancillary services fees, current portion	17,674,869	15,601,786
Deferred tax asset, current portion	1,000,000	1,000,000
Total current assets	37,393,491	34,244,956

Prepaid domain name registry and ancillary services fees, long-term portion	7,236,442	6,471,916
Deferred charges	449,350	—
Property and equipment	1,324,571	1,017,237
Deferred tax asset, long-term portion	2,000,000	2,000,000
Intangible assets	1,124,160	1,242,240
Goodwill	1,665,829	964,467
Investment	353,737	353,737
Cash held in escrow	616,762	1,009,650
Total assets	$52,164,342	$47,304,203

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$1,422,830	$1,483,543
Accrued liabilities	2,013,399	2,688,738
Customer deposits	2,138,393	2,247,262
Deferred revenue, current portion	26,104,725	23,648,381
Accreditation fees payable, current portion	589,056	144,483
Total current liabilities	32,268,403	30,212,407

Deferred revenue, long-term portion	10,540,720	9,602,599
Accreditation fees payable, long-term portion	59,595	31,816

Stockholders’ equity:
Preferred stock - no par value, 1,250,000 shares authorized; none issued and outstanding	—	—
Common stock - no par value, 250,000,000 shares authorized; 68,092,665 shares issued and outstanding at June 30, 2005 and 66,817,250 shares issued and outstanding at December 31, 2004	10,429,078	9,541,277
Additional paid-in capital	50,061,866	50,061,866
Deficit	(51,195,320)	(52,145,762)
Total stockholders’ equity	9,295,624	7,457,381
Total liabilities and stockholders’ equity	$52,164,342	$47,304,203

Note 1:

Of the restricted cash, $310,000 represents margin security against a series of forward exchange contracts, and $150,398 represents security against 2 letters of credit.

Tucows Inc.

Consolidated Statements of Operations

(Dollar amounts in U.S. dollars)

	Three months ended June 30,		Six months ended June 30,
	2005	2004	2005	2004

Net revenues	$12,002,138	$10,638,965	$23,803,844	$20,813,874
Cost of revenues	7,586,612	6,558,400	14,807,817	13,003,815
Gross profit	4,415,526	4,080,565	8,996,027	7,810,059

Operating expenses:
Sales and marketing (*)	1,166,057	1,124,726	2,518,511	2,345,260
Technical operations and development	1,356,058	1,140,870	2,678,843	2,152,292
General and administrative (*)	1,146,725	834,503	2,537,487	1,907,575
Depreciation of property and equipment	276,870	317,331	518,743	630,317
Amortization of intangible assets	59,040	39,680	118,080	39,680
Total operating expenses	4,004,750	3,457,110	8,371,664	7,075,124

Income from operations	410,776	623,455	624,363	734,935

Other income:
Interest income, net	96,856	42,103	174,104	79,736
Total other income	96,856	42,103	174,104	79,736

Income before provision for income taxes	507,632	665,558	798,467	814,671

Provision for (recovery of) income taxes	—	—	(151,975)	—

Net income for the period	$507,632	$665,558	$950,442	$814,671

Basic and diluted earnings per common share	$0.01	$0.01	$0.01	$0.01

Shares used in computing basic earnings per common share	67,863,978	65,991,867	67,376,440	65,341,377

Shares used in computing diluted earnings per common share	71,664,882	68,744,679	71,763,526	67,917,001

(*) Stock-based compensation has been included in operating expenses as follows:
Sales and marketing	$—	$—	$—	$16,834
General and administrative	$—	$—	$—	$3,759

Tucows Inc.

Consolidated Statements of Cash Flows

(Dollar amounts in U.S. dollars)

	Three months ended June 30,		Six months ended June 30,
	2005	2004	2005	2004

Cash provided by (used in):
Operating activities:
Net income for the period	$507,632	$665,558	$950,442	$814,671
Items not involving cash:
Depreciation of property and equipment	276,870	317,331	518,743	630,317
Amortization of intangible assets	59,040	39,680	118,080	39,680

Unrealized change in the fair value of forward contracts	—	(110,148)	107,628	(91,263)
Stock-based compensation	—	—	—	20,593
Change in non-cash operating working capital:
Accounts receivable	(8,380)	(11,616)	(159,977)	(74,284)
Prepaid expenses and deposits	83,467	75,495	410,803	110,615

Prepaid domain name registry and ancillary services fees	(835,394)	(1,259,188)	(2,837,609)	(3,296,200)
Accounts payable	(103,675)	26,192	(60,713)	(349,257)
Accrued liabilities	335,452	32,939	(675,339)	(222,482)
Customer deposits	(30,742)	50,481	(108,869)	3,600
Deferred revenue	888,976	1,569,497	3,394,465	4,376,960
Accreditation fees payable	301,495	—	472,352	—
Cash provided by operating activities	1,474,741	1,396,221	2,130,006	1,962,950

Financing activities:
Proceeds received on exercise of stock options	5,416	491,407	186,439	644,469
Deferred charges	(449,350)	—	(449,350)	—
Cash (used in) provided by financing activities	(443,934)	491,407	(262,911)	644,469

Investing activities:
Additions to property and equipment	(625,169)	(245,106)	(826,077)	(353,250)
Investment in short-term investments	(7,771,453)	—	(7,771,453)	—
Decrease (increase) in restricted cash - being margin security against forward exchange contracts	—	(361,250)	460,398	(228,750)
Acquisition of Boardtown Corporation, net of cash acquired	—	(2,019,510)	—	(2,019,510)
Decrease (increase) in cash held in escrow	396,604	(1,000,000)	392,888	(1,000,000)
Cash used in investing activities	(8,000,018)	(3,625,866)	(7,744,244)	(3,601,510)

Decrease in cash and cash equivalents	(6,969,211)	(1,738,238)	(5,877,149)	(994,091)
Cash and cash equivalents, beginning of period	15,007,050	13,656,958	13,914,988	12,912,811
Cash and cash equivalents, end of period	$8,037,839	$11,918,720	$8,037,839	$11,918,720

Supplemental cash flow information:
Interest paid	$—	$53	$300	$53

Supplemental disclosure of non-cash investing and financing activities:
Common stock issued on the acquisition of Boardtown Corporation	$701,363	$274,540	$701,363	$274,540